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As filed with the Securities and Exchange Commission on August 2, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QAD INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0105228
(State of Incorporation)	(I.R.S. Employer Identification No.)

6450 Via Real
Carpinteria, California 93013
(Address of principal executive offices)

QAD INC. 1997 STOCK INCENTIVE PROGRAM
(AMENDED & RESTATED EFFECTIVE AS OF MARCH 21, 2001)
(Full title of the plan)

Kathleen M. Fisher
Chief Financial Officer
QAD INC.
6450 Via Real
Carpinteria, California 93013
Telephone: (805) 684-6614
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy Of All Communication To:
Blase P. Dillingham, Esq.
Gregory C. Schick, Esq.
Kevin D. Gonzalez, Esq.
Orrick, Herrington & Sutcliffe LLP
777 South Figueroa Street
Suite 3200
Los Angeles, California 90017-5855
(213) 629-2020

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock ($0.001 par value per share) issuable under the QAD Inc. 1997 Stock Incentive Program (amended & restated effective March 21, 2001) (the "Incentive Program"):	8,000,000	$3.33	$26,640,000	$6,660

(1)
Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant's common stock on July 31, 2001 as reported on the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

    The contents of the Registration Statement on Form S-8 No. 333-35367 filed with Securities and Exchange Commission (the "Commission") on September 11, 1997 is incorporated by reference herein.

EXHIBITS

Exhibit Number
5	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of KPMG LLP, independent auditors
23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5 of this Registration Statement
24	Power of Attorney follows signature page
99	QAD Inc. 1997 Stock Incentive Program (amended & restated effective March 21, 2001)*

*
Filed as an exhibit with Registrant's Definitive Proxy Statement for the 2001 Annual Meeting of the Stockholders, filed June 15, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, on July 31, 2001.

QAD INC.
By:	/s/ KATHLEEN M. FISHER Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathleen M. Fisher, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ KARL F. LOPKER Karl F. Lopker	Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2001
/s/ PAMELA M. LOPKER Pamela M. Lopker	Chairman of the Board, President and Director	July 30, 2001
/s/ KATHLEEN M. FISHER Kathleen M. Fisher	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 31, 2001
/s/ VALERIE J. MILLER Valerie J. Miller	Chief Accounting Officer (Principal Accounting Officer)	July 31, 2001
/s/ PETER R. VAN CUYLENBURG Peter R. Van Cuylenburg	Director	July 31, 2001
/s/ KOH BOON HWEE Koh Boon Hwee	Director	July 31, 2001
/s/ JEFFREY A. LIPKIN Jeffrey A. Lipkin	Director	July 31, 2001
/s/ A. J. "BERT" MOYER A. J. "Bert" Moyer	Director	July 31, 2001

EXHIBIT INDEX

EXHIBITS

Exhibit Number
5	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of KPMG LLP, independent auditors
23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5 of this Registration Statement
24	Power of Attorney follows signature page
99	QAD Inc. 1997 Stock Incentive Program (amended & restated effective March 21, 2001)*

*
Filed as an exhibit with Registrant's Definitive Proxy Statement for the 2001 Annual Meeting of the Stockholders, filed June 15, 2001.

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8
EXHIBITS
SIGNATURE
POWER OF ATTORNEY
EXHIBIT INDEX